UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2014

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2014, the Registrant announced a definitive agreement to acquire Alios BioPharma, Inc., a privately held clinical stage biopharmaceutical company focused on developing therapies for viral diseases, for approximately $1.75 billion in cash. The acquisition will include Alios BioPharma’s portfolio of potential therapeutics for viral infections including compound AL-8176, an orally administered antiviral therapy currently in Phase 2 studies for the treatment of infants with respiratory syncytial virus (RSV).
The closing is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The transaction is expected to close during the fourth quarter of 2014.
The related press release dated September 30, 2014 is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1        Johnson & Johnson press release dated September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: October 2, 2014	By:	/s/ LACEY P. ELBERG
Lacey P. Elberg
Secretary

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